EXHIBIT 21


                  SUBSIDIARIES OF COLLINS & AIKMAN CORPORATION
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Company                                                                  Jurisdiction

Collins & Aikman Products Co.                                                Delaware
      Ackerman Associates, Inc.                                              New York
      Ack-Ti-Lining, Inc.                                                    New York
      The Akro Corporation                                                   Delaware
      Builders Emporium Payroll Services, Inc.                               Delaware
      Carcorp, Inc.                                                          Delaware
      Cepco, Incorporated                                                    Delaware
      Collins & Aikman Automotive International, Inc.                        Delaware
      Collins & Aikman Floor Coverings, Inc.                                 Delaware
      Collins & Aikman de Mexico, S.A. de C.V.1                                Mexico
      Collins & Aikman Holdings, S.A. de C.V.2                                 Mexico
           Amco de Mexico, S.A. de C.V.2                                       Mexico
      Collins & Aikman Holdings Canada Inc.                                    Canada
           Collins & Aikman Canada Inc.                                        Canada
                Imperial Wallcoverings (Canada), Inc.3                         Canada
      Collins & Aikman International Corporation                             Delaware
      Collins & Aikman Products GmbH                                          Austria
      Collins & Aikman United Kingdom Limited4                         United Kingdom
           Imperial Wallcoverings, Limited                             United Kingdom
      Dura Convertible Systems, Inc.                                         Delaware
           Amco Convertible Fabrics, Inc.                                    Delaware
           Dura Convertible Systems de Mexico, S.A. de C.V.5                   Mexico
      Gamble Development Company                                            Minnesota
      Grefab, Inc.                                                           New York
      Hopkins Realty Company                                                Minnesota
      Imperial Wallcoverings, Inc.                                           Delaware
           Marketing Service, Inc.                                           Delaware
      Manchester Plastics, Inc.                                              Delaware
           Hughes Plastics, Incorporated                                     Michigan
           Manchester Plastics, Ltd.                                           Canada
      Ole's, Inc.                                                          California
           Ole's Nevada, Inc.                                                  Nevada
      Simmons Universal Corporation                                          Delaware

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- --------
1     1% owned by the Akro Corporation
2     One share owned by Habinus Trading Company
3     24% owned by Imperial Wallcoverings, Inc.
4     One share owned by Collins & Aikman Products Co. and
      Ronald T. Lindsay,  as joint owners
5     One share owned by Collins & Aikman Products Co.



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                  SUBSIDIARIES OF COLLINS & AIKMAN CORPORATION




      Wickes Asset Management, Inc.                                  Delaware
      Wickes Manufacturing Company                                   Delaware
           Wickes ELCO Corporation                                   Delaware
           Wickes Manufacturing Services Company, Inc.               Delaware
           Wickes Products, Inc.                                     Delaware
      Wickes Realty, Inc.                                            Delaware
      Wickes Venture Capital, Inc.                                   Delaware
           Sequoia Pacific Development Company                       Delaware









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